Exhibit 10.02




                            AMENDMENT NO. 10 TO THE
                   TRAVELERS GROUP CAPITAL ACCUMULATION PLAN
                        (EFFECTIVE AS OF APRIL 24, 1996)

    The Travelers Group Capital Accumulation Plan is hereby amended in the following respects:

        1. Section 4(b) is hereby deleted in its entirety and replaced with the following:

           "The maximum number of shares of Stock which may be issued under the Plan, either as restricted stock or pursuant to the exercise of Options, shall not be more than 41,000,000 shares of Stock, plus, to the extent of repurchases of Stock after April 24, 1996, up to an additional 10 million shares of Stock, subject to adjustment as provided in Section 8, and such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both."

        2. Section 6(d) is hereby deleted in its entirety and replaced with the following:



           "(d) Options, reload options and, during any period of restrictions on transferability, Incremental Shares may not be sold, assigned, pledged, hypothecated or otherwise transferred by the Participant other than by will or the laws of descent and distribution, except as provided in this Section 6(d). The Committee may permit (on such terms, conditions and limitations as it shall establish) Options and reload options to be transferred one time to a trust or similar vehicle for the benefit of a Participant's immediate family members (the "Permitted Transferee"). Except to the extent required by law, no right or interest of any Participant in the Plan or any award granted hereunder shall be subject to any lien, levy, attachment, pledge, obligation, liability or bankruptcy of the Participant. All rights with respect to awards granted to a Participant shall be exercisable during his or her lifetime only by the Participant, or if applicable, the Permitted Transferee. A Participant may designate one or more beneficiaries to succeed to the rights of the Participant with respect to awards granted under the Plan in the event of the death of the Participant, by providing written notice of such designation to the Committee, on such form as may be prescribed by the Committee. If no such notice is received, the Participant's estate shall succeed to the rights of the Participant with respect to awards granted under the Plan."



        3. Section 6(e) is hereby amended by deleting the word "and" which appears immediately prior to the beginning of subsection (C), by adding the word "or" at the end of subsection (C) and adding the following new subsection (D):

           "(D) if permitted by the Committee, by authorizing the Company to sell, on behalf of the Participant, the appropriate number of shares otherwise issuable to the Participant upon the exercise of the option with the proceeds of sale applied to pay the exercise price."

        4. Section 6(f)(iii) is hereby deleted in its entirety and replaced with the following new subsections (iii)(A) and (iii)(B):

           "(iii)(A) In the event of a Participant's death prior to the termination of employment, the Committee may permit unvested Options to continue to vest as scheduled. Vested Options (or vested portions thereof) that have not been exercised and have not expired may be exercised by the Participant's executors, administrators, heirs or distributees at any time prior to the expiration date of the Option. If a Participant dies at any time after a termination of employment, the provisions relating to the particular conditions of such termination of employment shall govern the vesting and exercisability of Options granted to such Participant, except that if a Participant dies within thirty (30) days of an involuntary termination (other than for Cause) the provisions of subsection (vi) below shall apply; or


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           (iii)(B) In the event of a Participant's Disability prior to the termination of employment, vested Options (or vested portions thereof) that have not been exercised and have not expired may be exercised at any time prior to the expiration date of the Option, provided the Participant continues to meet the conditions prescribed by the Committee for determination of Disability. The Committee shall determine a Participant's rights with respect to unvested Options, at the time of determination of Disability. However, unless the Committee determines otherwise, if a Participant holds any unvested Options at the time of determination of Disability no further vesting shall occur unless and until the Participant resumes employment with the Company or a Subsidiary upon the earlier to occur of (a) the end of the period of Disability (or any related leave of absence as permitted under the Company's policies governing family and medical leave), or (b) twelve (12) months (or such other time period as determined by the Committee) after the determination of the Disability. If the Participant resumes employment with the Company or a Subsidiary, within the applicable time limits, then vesting shall resume, effective on the return-to-work date, without any credit given for the time during which the Participant was unable to work as a result of the Disability or the related leave. If the Participant does not resume employment with the Company or a Subsidiary within the applicable time limit or, if at any time prior to the end of any remaining period of vesting and/or exercisability of Options, the Participant no longer meets the conditions prescribed by the Committee for the determination of Disability, all unvested and unexercised Options shall be forfeited;"



        5. Section 6(f)(v) is hereby amended to delete the words "such person is not a Section 16(a) Person and" from the first sentence thereof.

        6. Section 6(f)(vii) is hereby deleted in its entirety and replaced with the following:

           "(vii) notwithstanding the foregoing provisions of this Section 6(f), the Committee shall have the authority, on a case by case basis, in its sole and absolute discretion, to alter the period of vesting and/or exercisability, however such periods may not be extended after the date of grant without the Participant's written consent."

        7. Section 6(g) is hereby amended to add the following language after the word "Plan" in the third line of such Section:

           "or any successor plan"